Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma combined consolidated financial information and accompanying notes show the impact on the historical financial conditions and results of operations of Veritex Holdings, Inc. (“Veritex” or the “Company”) and Green Bancorp, Inc. (“Green”) and have been prepared to illustrate the effects of the merger under the acquisition method of accounting. Veritex completed the acquisition of Green on January 1, 2019, whereby Green merged with and into Veritex, with Veritex continuing as the surviving corporation in the merger.
The unaudited pro forma combined consolidated balance sheet as of December 31, 2018 is presented as if the Green merger ("transaction") had occurred on December 31, 2018. The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2018 are presented as if the merger had occurred on January 1, 2018. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations, and, as such, Veritex's and Green's one-time merger costs for the merger are not included.
The unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined consolidated financial statements;

•
Veritex’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2018, included in Veritex's Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 27, 2019;

•	Green's audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2018 included as Exhibit 99.1 in this Form 8-K/A.

Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2018
(In thousands)

	Veritex Historical	Green Historical[1]	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Cash and cash equivalents	$84,449	$112,720	$(10,726)	(A)	$186,443
Investment securities	262,695	661,714	(682)	(B)	923,727
Loans held for sale	1,258	9,360	—		10,618
Loans held for investment, excluding mortgage warehouse	2,555,494	3,100,258	(66,475)	(C)	5,589,277
Mortgage warehouse loans	—	211,709	—		211,709
Allowance for loan losses	(19,255)	(32,534)	32,534	(D)	(19,255)
Total loans held for investment, net	2,536,239	3,279,433	(33,941)		5,781,731
Accrued interest receivable	8,828	12,606	(933)	(E)	20,501
Bank-owned life insurance	22,064	56,841	—		78,905
Bank premises, furniture and equipment, net	78,409	28,580	10,846	(F)	117,835
Non-marketable equity securities	22,822	40,287	—		63,109
Investment in unconsolidated subsidiaries	352	666	—		1,018
Other real estate owned and repossessed assets	—	609	(609)	(G)	—
Intangible assets, net	15,896	7,307	58,411	(H)	81,614
Goodwill	161,447	85,291	121,531	(I)	368,269
Other assets	14,091	25,771	5,363	(J)	45,225
Branch assets held for sale	—	84,568	739	(K)	85,307
Total assets	$3,208,550	$4,405,753	$149,999		$7,764,302
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$626,283	$825,365	$—		$1,451,648
Interest-bearing transaction and savings deposits	1,313,161	1,300,825	—		2,613,986
Certificates and other time deposits	682,984	1,340,159	6,757	(L)	2,029,900
Total deposits	2,622,428	3,466,349	6,757		6,095,534
Accounts payable and accrued expenses	5,413	19,823	6,764	(M)	32,000
Accrued interest payable and other liabilities	5,361	5,181	—		10,542
Securities sold under agreements to repurchase	—	3,226	—		3,226
Advances from Federal Home Loan Bank	28,019	300,000	—		328,019
Subordinated debentures and subordinated notes	16,691	48,302	7,931	(N)	72,924
Branch liabilities held for sale	—	52,293	389	(O)	52,682
Total liabilities	2,677,912	3,895,174	21,841		6,594,927
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	243	376	(76)	(P)	543
Additional paid-in capital	449,427	394,823	265,859	(Q)	1,110,109
Retained earnings	83,968	129,866	(152,111)	(R)	61,723
Accumulated other comprehensive income (loss)	(2,930)	(13,233)	13,233	(S)	(2,930)
Treasury stock	(70)	(1,253)	1,253	(T)	(70)
Total stockholders’ equity	530,638	510,579	128,158		1,169,375
Total liabilities and stockholders’ equity	$3,208,550	$4,405,753	$149,999		$7,764,302
1Certain balance sheet line items from Green's audited financial statements have been reclassified to conform with Veritex's condensed presentation. Green's total assets, total liabilities and total stockholders' equity remain unchanged.

Exhibit 99.2

Balance Sheet Pro Forma Accounting Adjustments Notes as of December 31, 2018

(A)	Adjustments to cash and cash equivalents:
	To reflect Veritex’s transaction costs paid upon closing the the transaction that comprised change in control payments of $5.3 million, investment banker fees of $4.5 million and severance payments of $0.9 million.	$(10,716)
	To reflect cash portion of merger consideration (cash paid in lieu of fractional shares)	(10)
		$(10,726)

(B)	Adjustments to Green's investment securities:
	To reflect difference in market value for available-for-sale securities sold immediately after the transaction	(381)
	To reflect estimated fair value of held for maturity investment securities	(301)
		$(682)

(C)	Adjustments to Green's loans held for investment, excluding mortgage warehouse:
	To reflect estimated fair value of total loans for investment portfolio	$(83,147)
	To eliminate Green's historical net deferred loan origination fees, unamortized premium and discount and nonaccretable discount on credit impaired loans	12,890
	To reclassify certain Green historical loans held for sale to loan held for investment	$3,782
		$(66,475)

(D)	Adjustment to eliminate Green's historical allowance for loan losses	$32,534

(E)	Adjustment to eliminate Green's historical accrued interest receivable on Veritex acquired credit impaired loans	$(933)

(F)	Adjustment to bank premises, furniture and equipment, net:
	To reflect estimated fair value of land, bank premises and site improvements	$10,846

(G)	Adjustment to other real estate owned and repossessed assets:
	To reflect estimated fair value of other real estate owned	$(609)

(H)	Adjustments to intangible assets, net:
	To eliminate Green's historical core deposit intangible (CDI)	$(7,307)
	To reflect estimated fair value of Veritex acquired CDI	65,718
		$58,411
(I)	Adjustments to goodwill:
	To eliminate Green's historical goodwill	$(85,291)
	To reflect goodwill recognized in the transaction	206,822
		$121,531
(J)	Adjustments to other assets:
	To eliminate Green's historical deferred fees on letters of credit	$33
	Fair value adjustments to other assets	(355)
	To reflect deferred tax impact of fair value adjustments recorded for various assets and liabilities	131
	To reflect Veritex’s current tax recoverable from transaction costs paid upon closing the transaction and accelerated stock-based compensation expense recognized for Veritex and Green awards	5,554
		$5,363

(K)	Adjustment to branch assets held for sale:
	To eliminate Green's historical net deferred loan origination fees, unamortized premium and discount and nonaccretable discount on credit impaired loans for held for sale loans	$198
	To reclassify certain Green historical loans held for sale to loan held for investment	$(3,782)
	To reflect estimated fair value of branch assets held for sale	$4,323
		$739

(L)	Adjustments to certificates and other time deposits:
	To eliminate Green's historical premium on certificates and other time deposits	$(561)
	To reflect estimated fair value of certificates and other time deposits acquired in the transaction	7,318
		$6,757

Exhibit 99.2

(M)	Adjustment to accounts payable and accrued expenses:
	To setup a liability for Green's success-based fee recognized by Green upon closing the transaction and paid by Veritex in January of 2019	$5,335
	To setup a tax withholdings liability for shares withheld relating to Green's fully vested restricted stock units that were settled in Veritex common stock upon close of the transaction	553
	To reflect estimated fair value of accounts payable and accrued expenses	876
		$6,764

(N)	Adjustments to subordinated debentures and subordinated notes:
	To eliminate Green's historical discount on trust preferred securities	$7,718
	Te eliminate Green's historical unamortized debt issuance costs on subordinated debt	1,146
	To reflect estimated fair value of subordinated debentures	(4,066)
	To reflect estimated fair value of subordinated debt	3,133
		$7,931

(O)	Adjustment to branch liabilities held for sale:
	To reflect estimated fair value of branch liabilities held for sale	$389

(P)	Adjustments to common stock:
	To eliminate Green's historical common stock	$(376)
	To reflect the issuance of 30,030,551 shares of Veritex common stock in the merger	300
		$(76)
(Q)	Adjustments to additional paid-in capital:
	To eliminate Green’s historical additional paid-in capital	$(394,823)
	To reflect issuance of 29,532,957 shares of Veritex common stock to Green shareholders	631,114
	To reflect deal consideration of $6.7 million related to the issuance of 497,594 shares of Veritex common stock for Green's restricted stock units that fully vested upon close of the transaction, net of 25,887 shares withheld for taxes, and the replacement of 1,085,256 options that also fully vested upon close of the transaction	12,485
	To reflect post combination expense of $10.1 million recognized on January 1, 2019 related to Veritex's decision to accelerate the unvested share-based awards of Green in contemplation of the merger	10,129
	To reflect accelerated stock-based compensation recognized on January 1, 2019 for Veritex outstanding awards as of December 31, 2018 that were discretionary approved for full vesting upon a change in control plus additional stock-based expense for fully vested awards granted at change in control	6,954
		$265,859
(R)	Adjustments to retained earnings:
	To eliminate Green’s historical retained earnings	$(129,866)
	To reflect Veritex’s estimated transaction costs and accelerated stock based compensation for Veritex and Green awards, net of tax	(22,245)
		$(152,111)
(S)	Adjustment to accumulated other comprehensive income:
	To eliminate Green’s historical accumulated other comprehensive income	$13,233

(T)	Adjustment to treasury stock:
	To eliminate Green's historical treasury stock	$1,253

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands, except per share information)

	Veritex Historical	Veritex Reclassifications[1]	Green Historical[2]	Pro Forma Adjustments	Notes	Pro Forma Combined
Interest and dividend income:
Loans, including fees	$134,460	$—	$181,793	$5,229	(A)	$321,482
Securities	6,605	—	17,922	2,926	(B)	27,453
Deposits in financial institutions and Federal funds sold	3,149	—	2,675	—		5,824
Other investments	20	441	1,399	—		1,860
Total interest and dividend income	144,234	441	203,789	8,155		356,619
Interest expense:
Transactions and savings deposits	17,599	—	13,335	—		30,934
Certificates and other time deposits	9,714	—	20,857	(5,555)	(C)	25,016
Subordinated debentures and subordinated debt	1,701	—	4,432	(1,403)	(D)	4,730
Other borrowed funds	1,031	—	7,197	—		8,228
Total interest expense	30,045	—	45,821	(6,958)		68,908
Net interest income	114,189	441	157,968	15,113		287,711
Provision for loan losses	6,603		14,300	—		20,903
Net interest income after provision for loan losses	107,586	441	143,668	15,113		266,808
Noninterest income:
Service charges and fees on deposit accounts	3,420	—	10,702	—		14,122
Loan fees	1,332	—	3,393			4,725
Gain on sales of investment securities	(64)	—	66	—		2
Gain on sales of loans and other assets owned	3,056	—	2,839	—		5,895
Rental income	1,654	—	—	—		1,654
Other	2,512	(441)	3,529	—		5,600
Total noninterest income	11,910	(441)	20,529	—		31,998
Noninterest expense:
Salaries and employee benefits	31,138	—	55,186	—		86,324
Occupancy and equipment	10,679	—	8,430	210	(E)	19,319
Professional fees	6,132	—	5,120	—		11,252
Data processing and software expense	3,020	—	6,058	—		9,078
FDIC assessment fees	1,150	—	1,726	—		2,876
Marketing	1,783	—	1,065	—		2,848
Other assets owned expenses and write-downs	—	—	139	—		139
Amortization of intangibles	3,467	—	1,196	7,019	(F)	11,682
Telephone and communications	1,299	—	766	—		2,065
Merger and acquisition	5,220	—	4,187	(8,375)	(G)	1,032
Other	5,371	—	7,620	—		12,991
Total noninterest expense	69,259	—	91,493	(1,146)		159,606
Net income from operations	50,237	—	72,704	16,259		139,200
Income tax expense	10,896	—	15,997	2,956	(H)	29,849
Net income	39,341	—	56,707	13,303		109,351

Basic earnings per share	$1.63					$2.02
Diluted earnings per share	$1.60					$1.99
Weighted-average shares outstanding for basic EPS	24,169			30,031	(I)	54,200
Adjusted weighted average shares outstanding for diluted EPS	24,590			30,439	(I)	55,029
1Veritex dividend income relating to other investments has been reclassified from "Other" noninterest income to "Other investments" interest and dividend income.
2Certain income statement line items from Green's audited financial statements have been reclassified to conform with Veritex's condensed presentation. Green's total interest and dividend income, total interest expense, total noninterest income, total noninterest expense and net income remain unchanged.

Exhibit 99.2

Income Statement Pro Forma Accounting Adjustments Notes for the Year Ended December 31, 2018

(A)	Adjustments to interest and fees on loans:
	To eliminate Green's accretion on acquired loans previously recognized during the year ended December 31, 2018	$(3,681)
	To reflect the interest income for accretion on Veritex acquired non-credit impaired loans based on estimated fair market value adjustment	9,226
	To reflect the interest income for accretion on Veritex acquired credit impaired loans based on estimated fair market value adjustment	6,404
	To eliminate Green's historical interest income previously recognized during the year ended December 31, 2018 for Veritex acquired credit impaired loans	$(6,720)
		$5,229

(B)	Adjustment to interest on securities:
	To reflect accretion of interest income for securities discounted to fair market value	$2,926

(C)	Adjustment to interest on deposit accounts:
	To eliminate Green's historical accretion of its time deposits premium	$741
	To reflect the accretion of the time deposits premium based on estimated fair market value adjustment	(6,296)
		$(5,555)

(D)	Adjustments to interest on subordinated debentures and subordinated debt:
	To eliminate Green's historical amortization of the discount on subordinated debentures and amortization of debt issuance costs on subordinated debt recognized during the year ended December 31, 2018	$(565)
	To reflect the amortization of the discount on Green's subordinated debentures using estimated lives between 17 to 19 years and to reflect the accretion of premium on subordinated debt using an estimated life of approximately two years	$(838)
		$(1,403)

(E)	Adjustment to occupancy and equipment:
	To reflect the depreciation on bank premises, furniture and equipment	$210

(F)	Adjustments to amortization of intangibles:
	To eliminate Green's CDI amortization	$(1,196)
	To reflect the estimated amortization of CDI based on an 8-year life using the straight line method	8,215
		$7,019

(G)	Adjustment to merger and acquisition expense:
	To eliminate nonrecurring transaction costs incurred by Veritex and Green during the year ending December 31, 2018 that are directly related to the Green merger	$(8,375)

(H)	Adjustment to income tax expense:
	To reflect the tax adjustment related to other pro forma adjustments calculated at a 21% rate	$2,956

(I)	Adjustments to weighted average shares:
	To reflect the increase in the weighted average shares in connection with the issuance of 30,030,551 shares of Veritex common stock in the merger (comprised of 29,532,957 of common shares issued to Green shareholders plus 497,594 million of common shares issued for fully vested restricted stock units, net of 25,887 shares withheld for taxes)	30,031
	To reflect the dilution effect of common stock issuable upon exercise of 1.1 million stock options Veritex is obligated to replace in the merger	30,439

Exhibit 99.2

UNAUDITED COMPARATIVE PER SHARE DATA

	Veritex Historical	Green Historical	Pro Forma Combined	Per Equivalent Green Share(1)
For the year ended December 31, 2018:
Basic earnings per share	$1.63	$0.41	$2.02	$1.60
Diluted earnings per share	1.60	0.41	1.99	1.57
Cash dividends per share(2)	-	0.30	0.21	0.17
Book value per common share as of December 31, 2018	21.88	13.66	21.55	17.02
(1) Calculated by multiplying the amounts under "Pro Forma Combined" column by the exchange ratio of 0.79.
(2) In January of 2019, Veritex announced the initiation of a regular quarterly cash dividend of $0.125 per share.

Exhibit 99.2

Note 1 - Basis of Pro Forma Presentation
The unaudited pro forma combined balance sheet as of December 31, 2018 and the unaudited pro forma combined statements of income for the year ended December 31, 2018 are based on the historical financial statements of Veritex and Green after giving effect to the completion of the merger and the assumptions and adjustments described in the accompanying notes. Such financial statements do not reflect cost savings or operating synergies expected to result from the merger, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the companies. Certain historical financial information has been reclassified to conform to the current presentation.
The transactions will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.
Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. Veritex completed the acquisition of Green on January 1, 2019 and is currently working through an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.
The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.
Note 2 – Preliminary Estimated Acquisition Consideration
On January 1, 2019, Veritex completed its acquisition of Green and acquired 100% of the outstanding common stock of Green. Each share of Green's common stock was exchanged for 0.79 shares of Veritex common stock with cash paid in lieu of fractional shares. Based on the number of shares of Green common stock outstanding as of December 31, 2018 and Veritex's closing price on December 31, 2018, the last trading day prior to the effective time of the merger, the preliminary purchase price for Green was as follows.

Pro forma stock consideration:
Green common shares outstanding of 37,383,490 as of December 31, 2018 at exchange ratio of 0.79	29,532,957
Price per share, based upon Veritex closing price as of December 31, 2018	$21.38	$631,415
Green fully vested RSU awards		5,801
Green fully vested replaced options		6,683
Total pro forma stock consideration		$643,899

Pro forma cash consideration:
Cash paid in lieu of fractional shares		10
Total pro forma cash consideration		$10

Total pro forma purchase price		$643,909

Exhibit 99.2

Note 3 – Preliminary Purchase Price Allocation
The business combination was accounted for under the acquisition method of accounting. Under this method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. The excess cost over fair value of net assets acquired is recorded as goodwill.
The allocation of the purchase price with regard to Green is preliminary. The preliminary allocation is based on valuations, appraisals and other studies that have not been finalized as of the date of this filing. Accordingly, the purchase price allocation adjustments will remain preliminary until Veritex management determines the final fair values of the assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed within the measurement period, which is one year from the date of acquisition. The final amounts allocated to assets acquired and liabilities assumed could differ from the amounts presented in the unaudited pro forma combined consolidated financial statements. The purchase price allocation for these pro forma combined consolidated financial statements does not include the setup of a right of use asset and a lease liability for Green's operating leases as the Company did not effectively adopt Accounting Standards Update 2016-02 (Topic 842), Leases, until January 1, 2019. The Company did record a right of use asset and a lease liability for Green's operating leases for $9.4 million, respectively, effective January 1, 2019.
The total purchase price as shown in the tables above is allocated to Green’s tangible and intangible assets and liabilities as of December 31, 2018 based on their preliminary estimated fair values as follows:

Assets of acquired bank:
Cash and cash equivalents	$112,720
Investment securities	661,032
Loans held for sale	9,360
Loans	3,241,908
Accrued interest receivable	11,673
Bank-owned life insurance	56,841
Bank premises, furniture and equipment	39,426
Non-marketable equity securities	40,287
Investment in unconsolidated subsidiaries	666
Intangible assets	65,718
Other assets	25,580
Assets held for sale	88,891
Total assets acquired	4,354,102
Liabilities of acquired bank:
Deposits	3,473,106
Accounts payable and other liabilities	34,994
Long term debt	356,233
Liabilities held for sale	52,682
Total liabilities acquired	3,917,015
Net assets acquired		437,087
Preliminary Pro Forma Goodwill		$206,822